Schedule A

to the Investment Advisory Agreement

between Direxion Shares ETF Trust and Rafferty Asset Management, LLC

Pursuant to section 1 of the Investment Advisory Agreement between Direxion Shares ETF Trust (the “Trust”) and Rafferty Asset Management, LLC (“Rafferty”), the Trust hereby appoints Rafferty to manage the investment and reinvestment of the Funds of the Trust listed below. As compensation for such, the Trust shall pay to Rafferty pursuant to section 7 of the Investment Advisory Agreement a fee, computed daily and paid monthly, at the following annual rates as percentages of each Fund’s average daily net assets:

ACTIVELY MANAGED FUNDS

Direxion Auspice Broad Commodity Strategy ETF	0.50%
Direxion Bitcoin Shares	0.75%

NON-LEVERAGED FUNDS

Direxion NASDAQ-100® Equal Weighted Index Shares	0.30%
Direxion All Cap Insider Sentiment Shares	0.40%
Direxion Zacks MLP High Income Index Shares	0.50%
Direxion Factor Dog ETF	0.30%

150/50 FUNDS

Direxion Russell 1000 Value Over Growth ETF	0.40%
Direxion Russell 1000 Growth Over Value ETF	0.40%
Direxion Russell Large Over Small Cap ETF	0.40%
Direxion Russell Small Over Large Cap ETF	0.40%
Direxion MSCI USA Cyclical Over Defensive ETF	0.40%
Direxion MSCI USA Defensive Over Cyclical ETF	0.40%
Direxion MSCI Emerging Over Developed Markets ETF	0.40%
Direxion MSCI Developed Over Emerging Markets ETF	0.40%
Direxion FTSE/Russell International Over US ETF	0.40%
Direxion FTSE/Russell US Over International ETF	0.40%

1X BEAR FUNDS

Direxion Daily 7-10 Year Treasury Bear 1X Shares	0.35%
Direxion Daily 20+ Year Treasury Bear 1X Shares	0.35%
Direxion Daily S&P 500® Bear 1X Shares	0.35%
Direxion Daily Municipal Bond Taxable Bear 1X Shares	0.35%
Direxion Daily Small Cap Bear 1X Shares	0.35%
Direxion Daily Total Bond Market Bear 1X Shares	0.35%
Direxion Daily CSI 300 China A Share Bear 1X Shares	0.60%
Direxion Daily CSI China Internet Index Bear 1X Shares	0.60%
Direxion Daily MSCI China A Bear 1X Shares	0.60%
Direxion Daily Emerging Markets Bond Bear 1X Shares	0.35%
Direxion Daily MSCI Real Estate Bear 1X Shares	0.35%

LEVERAGED FUNDS

1.5X Funds

Direxion Factor Dog Bull 1.5X Shares	0.45%

2X Funds

Direxion Daily S&P 500® Bull 2X Shares	0.50%
Direxion Daily CSI 300 China A Share Bull 2X Shares	0.75%
Direxion Daily Small Cap Bull 2X Shares	0.50%
Direxion Daily Emerging Markets Bond Bull 2X Shares	0.60%	Direxion Daily Emerging Markets Bond Bear 2X Shares	0.60%
Direxion Daily CSI China Internet Index Bull 2X Shares	0.75%
Direxion Daily MSCI China A Bull 2X Shares	0.75%
Direxion Daily MSCI European Financials Bull 2X Shares	0.60%
		Direxion Daily High Yield Bear 2X Shares	0.60%
Direxion Daily TIPS Bull 2X Shares	0.60%
Direxion Daily Dow Jones Internet Bull 2X Shares	0.60%
Direxion Daily Factor Dog Bull 2X Shares	0.60%
Direxion Daily Lithium & Battery Tech Bull 2X Shares	0.60%
Direxion Daily Robotics, Artificial Intelligence & Automation Index Bull 2X Shares	0.60%
Direxion Daily Preferred Stock Bull 2X Shares	0.60%

3X Funds

Direxion Daily 7-10 Year Treasury Bull 3X Shares	0.75%	Direxion Daily 7-10 Year Treasury Bear 3X Shares	0.75%
Direxion Daily 20+ Year Treasury Bull 3X Shares	0.75%	Direxion Daily 20+ Year Treasury Bear 3X Shares	0.75%
Direxion Daily MSCI Brazil Bull 3X Shares	0.75%
Direxion Daily FTSE China Bull 3X Shares	0.75%	Direxion Daily FTSE China Bear 3X Shares	0.75%
Direxion Daily Corporate Bond Bull 3X Shares	0.75%	Direxion Daily Corporate Bond Bear 3X Shares	0.75%
Direxion Daily MSCI Developed Markets Bull 3X Shares	0.75%	Direxion Daily MSCI Developed Markets Bear 3X Shares	0.75%
Direxion Daily MSCI Emerging Markets Bull 3X Shares	0.75%	Direxion Daily MSCI Emerging Markets Bear 3X Shares	0.75%
Direxion Daily Energy Bull 3X Shares	0.75%	Direxion Daily Energy Bear 3X Shares	0.75%
Direxion Daily Financial Bull 3X Shares	0.75%	Direxion Daily Financial Bear 3X Shares	0.75%
Direxion Daily Gold Miners Index Bull 3X Shares	0.75%	Direxion Daily Gold Miners Index Bear 3X Shares	0.75%
Direxion Daily Healthcare Bull 3X Shares	0.75%
Direxion Daily MSCI India Bull 3X Shares	0.75%
Direxion Daily Latin America Bull 3X Shares	0.75%
Direxion Daily Mid Cap Bull 3X Shares	0.75%	Direxion Daily Mid Cap Bear 3X Shares	0.75%
Direxion Daily Municipal Bond Taxable Bull 3X Shares	0.75%
Direxion Daily Natural Gas Related Bull 3X Shares	0.75%	Direxion Daily Natural Gas Related Bear 3X Shares	0.75%
Direxion Daily MSCI Real Estate Bull 3X Shares	0.75%	Direxion Daily MSCI Real Estate Bear 3X Shares	0.75%
Direxion Daily Regional Banks Bull 3X Shares	0.75%	Direxion Daily Regional Banks Bear 3X Shares	0.75%
Direxion Daily Retail Bull 3X Shares	0.75%
Direxion Daily Russia Bull 3X Shares	0.75%	Direxion Daily Russia Bear 3X Shares	0.75%

Direxion Daily S&P 500® Bull 3X Shares	0.75%	Direxion Daily S&P 500® Bear 3X Shares	0.75%
Direxion Daily Semiconductor Bull 3X Shares	0.75%	Direxion Daily Semiconductor Bear 3X Shares	0.75%
Direxion Daily Small Cap Bull 3X Shares	0.75%	Direxion Daily Small Cap Bear 3X Shares	0.75%
Direxion Daily MSCI South Korea Bull 3X Shares	0.75%
Direxion Daily Technology Bull 3X Shares	0.75%	Direxion Daily Technology Bear 3X Shares	0.75%
Direxion Daily Junior Gold Miners Index Bull 3X Shares	0.75%	Direxion Daily Junior Gold Miners Index Bear 3X Shares	0.75%
Direxion Daily FTSE Europe Bull 3X Shares	0.75%
Direxion Daily MSCI Japan Bull 3X Shares	0.75%
Direxion Daily Homebuilders & Supplies Bull 3X Shares	0.75%
Direxion Daily S&P Biotech Bull 3X Shares	0.75%	Direxion Daily S&P Biotech Bear 3X Shares	0.75%
Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 3X Shares	0.75%	Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 3X Shares	0.75%
		Direxion Daily Emerging Markets Bond Bear 3X Shares	0.75%
Direxion Daily Dow 30 Bull 3X Shares	0.75%	Direxion Daily Dow 30 Bear 3X Shares	0.75%
Direxion Daily Consumer Discretionary Bull 3X Shares	0.75%	Direxion Daily Consumer Discretionary Bear 3X Shares	0.75%
Direxion Daily High Yield Bull 3X Shares	0.75%	Direxion Daily High Yield Bear 3X Shares	0.75%
Direxion Daily Consumer Staples Bull 3X Shares	0.75%	Direxion Daily Consumer Staples Bear 3X Shares	0.75%
Direxion Daily Utilities Bull 3X Shares	0.75%	Direxion Daily Utilities Bear 3X Shares	0.75%
Direxion Daily MSCI Canada Bull 3X Shares	0.75%	Direxion Daily MSCI Canada Bear 3X Shares	0.75%
Direxion Daily Aerospace & Defense Bull 3X Shares	0.75%	Direxion Daily Aerospace & Defense Bear 3X Shares	0.75%
Direxion Daily MSCI Mexico Bull 3X Shares	0.75%	Direxion Daily MSCI Mexico Bear 3X Shares	0.75%
Direxion Daily Transportation Bull 3X Shares	0.75%	Direxion Daily Transportation Bear 3X Shares	0.75%
Direxion Daily Industrials Bull 3X Shares	0.75%	Direxion Daily Industrials Bear 3X Shares	0.75%
Direxion Daily Metals & Mining Bull 3X Shares	0.75%	Direxion Daily Metals & Mining Bear 3X Shares	0.75%
Direxion Daily MSCI Italy Bull 3X Shares	0.75%	Direxion Daily MSCI Italy Bear 3X Shares	0.75%
Direxion Daily Pharmaceutical & Medical Bull 3X Shares	0.75%	Direxion Daily Pharmaceutical & Medical Bear 3X Shares	0.75%
Direxion Daily EURO STOXX 50® Bull 3X Shares	0.75%	Direxion Daily EURO STOXX 50® Bear 3X Shares	0.75%
Direxion Daily TIPS Bull 3X Shares	0.75%	Direxion Daily TIPS Bear 3X Shares	0.75%
Direxion Daily Dow Jones Internet Bull 3X Shares	0.75%
Direxion Daily Factor Dog Bull 3X Shares	0.75%
Direxion Daily Lithium & Battery Tech Bull 3X Shares	0.75%
Direxion Daily Robotics, Artificial Intelligence & Automation Index Bull 3X Shares	0.75%
Direxion Daily Preferred Stock Bull 3X Shares	0.75%
Direxion Daily Communication Services Index Bull 3X Shares	0.75%	Direxion Daily Communication Services Index Bear 3X Shares	0.75%

Last Updated: November 20, 2018